EXHIBIT 99.1

APOLLO GROUP HOLDINGS LIMITED

GROUP CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

Registered Number: 12878158

APOLLO GROUP HOLDINGS LIMITED

APOLLO GROUP HOLDINGS LIMITED

DIRECTORS AND ADMINISTRATION

FOR THE YEAR ENDED 31 DECEMBER 2025

Executive Directors:        DCB Ibeson
JR Slaughter
                TL McHarg

Company Secretary:        PC Bowden

Registered Number:        12878158

Registered Office:        One Bishopsgate
                London, EC2N 3AQ

Independent Auditor:    Deloitte LLP
                2 New Street Square
                London
                EC4A 3BZ

Bank:                Royal Bank of Scotland
                36 St. Andrew Square
                Edinburgh
                EH2 2YB

Solicitors:             Willkie Farr & Gallagher LLP
                Citypoint, 1 Ropemaker Street
                London, EC2Y 9AW

APOLLO GROUP HOLDINGS LIMITED

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF APOLLO GROUP HOLDINGS LIMITED

Opinion
We have audited the consolidated financial statements of Apollo Group Holdings Limited (the “Parent Company”) and its subsidiaries (the “group”), which comprise the consolidated balance Sheet and the company balance Sheet as of December 31, 2025 and 2024; the consolidated profit and loss account – Technical Account; the consolidated profit and loss account – Non-Technical Account; the consolidated statement of comprehensive income; the consolidated statement of changes in equity, the company statement of changes in equity, the consolidated statement of cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law), including Financial Reporting Standard 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”.
Basis for opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law), including Financial Reporting Standard 102 “The Financial Reporting Standard applicable in the UK and Republic of Ireland”, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

APOLLO GROUP HOLDINGS LIMITED

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF APOLLO GROUP HOLDINGS LIMITED
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

APOLLO GROUP HOLDINGS LIMITED

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF APOLLO GROUP HOLDINGS LIMITED
Other Information Included in the Group Annual Report
Management is responsible for the other information included in the Group Annual Report. The other information comprises the information included in the Group Annual Report but does not include the financial statements and our auditor’s report thereon. Our opinion on the financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.
In connection with our audits of the financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report.

/s/ Deloitte LLP
London, United Kingdom
12 March 2026

APOLLO GROUP HOLDINGS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT
TECHNICAL ACCOUNT - GENERAL BUSINESS

FOR THE YEAR ENDED 31 DECEMBER 2025

		2025		2024
	Notes	$’000	$’000	$’000	$’000
Premiums written
Gross written premium	3	405,862		661,431
Outwards reinsurance premium		(112,893)		(176,513)
		292,969		484,918
Change in provision for unearned premium
Gross provision	3	(62,192)		(79,121)
Reinsurers’ share	3	23,167		34,825

Earned premiums, net of reinsurance		253,944		440,622

Allocated investment return transferred from the non-technical account	5	18,006		22,258

Claims paid
Gross provision		(114,673)		(235,732)
Reinsurers’ share		40,279		86,952
Net claims paid		(74,394)		(148,780)

Change in provision for claims
Gross provision	3	(74,821)		(127,529)
Reinsurers’ share	3	4,392		11,921
Change in net provision for claims		(70,429)		(115,608)

Claims incurred, net of reinsurance		(144,823)		(264,388)

Net operating expenses	4	(51,071)		(104,824)

Amounts to be paid under reinsurance arrangements		-		(25,289)
Balance on the technical account for general business		76,056		68,379

APOLLO GROUP HOLDINGS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT
NON-TECHNICAL ACCOUNT

FOR THE YEAR ENDED 31 DECEMBER 2025

		2025	2024
	Notes	$’000	$’000

Balance on the technical account for general business		76,056	68,379

Investment income	5	13,180	23,793
Realised gains/(losses) on investments	5	612	1,861
Unrealised (losses)/gains on investments	5	4,549	(2,440)
Investment expenses and charges	5	(335)	(956)
Total investment return		18,006	22,258

Allocated investment return transferred to the technical account		(18,006)	(22,258)

Other income		4,669	4,466
Other charges		(2,300)	(2,891)
Gain on foreign exchange		2	382
			-
Revenue from management services	3	116,384	73,785
Interest receivable and other income	6	265	284
Other operating expenses		(136,262)	(100,873)

Profit before taxation Tax on profit	10	58,814 (9,105)	43,532 (6,143)

Profit for the financial year		49,709	37,389

Other comprehensive income / (expenditure)		1,558	(618)

Total comprehensive income		51,267	36,771

All amounts relate to continuing operations.

There was no other comprehensive income during the financial year other than the profit included in the statement of comprehensive income.

The notes on pages 15 to 65 form part of these financial statements.

APOLLO GROUP HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEET

AS AT 31 DECEMBER 2025

		2025	2024
	Notes	$’000	$’000
Fixed assets
Intangible fixed assets	12	3,152	3,431
Tangible fixed assets	13	597	725
Financial Investments	14	515,974	354,896
Deposits with ceding undertakings	14	113	-
		519,836	359,052

Reinsurers’ share of technical provisions
Provisions for unearned premiums	16	69,183	45,748
Claims outstanding	16	146,386	138,228
		215,569	183,976

Current assets
Debtors	17	366,941	273,343
Cash at bank and in hand – Corporate		19,411	18,066
Cash at bank and in hand – Syndicate		35,123	26,415
		421,475	317,824

Total assets		1,156,880	860,852

Technical provisions
Provisions for unearned premiums	16	(235,438)	(170,182)
Claims outstanding	16	(464,559)	(378,124)
		(699,997)	(548,306)

Liabilities
Creditors: Amounts falling due within one year	18	(232,204)	(126,463)

Total liabilities		(932,201)	(674,769)

Total assets less liabilities		224,679	186,083

APOLLO GROUP HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEET (CONTINUED)

AS AT 31 DECEMBER 2025

		2025	2024
	Notes	$’000	$’000
Creditors: Amounts falling due after more than one year	18	(8,106)	(21,306)
Net assets		216,573	164,777

Share Capital and Reserves
Called up share capital	21	1,475	1,475
Share premium account	21	90,575	89,551
Other reserves		194	194
Exchange reserve		1,272	209
Profit and loss account		123,057	73,348
		216,573	164,777

		216,573	164,777

The notes on pages 15 to 65 form part of these financial statements.

The financial statements were approved by the Board of Directors on 12 March 2026 and signed on its behalf by:

/s/ DCB Ibeson /s/ TL McHarg
Director                     Director

Registered Number: 12878158

APOLLO GROUP HOLDINGS LIMITED

COMPANY BALANCE SHEET

AS AT 31 DECEMBER 2025

		2025		2024
	Notes	$’000	$’000	$’000	$’000
Fixed assets
Investment in subsidiaries	14		83,668		82,642

			83,668		82,642
Current assets
Debtors	17	46,431		27,853
Cash at bank and in hand		979		5,408

Creditors: amounts falling due within one year	18	(7,160)		(2,774)

Net current assets		40,250		30,487

Net assets			123,918		113,129

Capital and Reserves
Called up share capital	21	1,475		1,475
Share premium account	21	90,575		89,551
Profit and loss account		31,868		22,103

			123,918		113,129

The company is reporting a profit after tax for the financial year to 31 December 2025 of $9.8m (2024: profit of $13.8m).
The notes on pages 15 to 64 form part of these financial statements.
The financial statements were approved by the Board of Directors on 12 March 2026 and signed on its behalf by:

/s/ DCB Ibeson /s/ TL McHarg
Director                     Director

Registered Number: 12878158

APOLLO GROUP HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2025

	Called up share capital $’000	Share premium account $’000	Other reserves $’000	Profit and loss account $’000	Exchange Reserve $’000	Total $’000

At 1 January 2024	1,475	89,166	188	36,577	294	127,700

Profit for the financial year	-	-	-	36,771	(85)	36,686
Other comprehensive income	-	-	-	-	-	-
Total comprehensive income	-	-	-	36,771	(85)	36,686

Movement in period	-	-	6	-	-	6
Issue of share capital (Note 21)	-	385	-	-	-	385
Expenses of equity shares	-	-	-	-	-	-

At 31 December 2024	1,475	89,551	194	73,348	209	164,777

At 1 January 2025	1,475	89,551	194	73,348	209	164,777

Profit for the financial year	-	-	-	49,709	-	49,709
Other comprehensive income	-	-	-	-	1,558	1,558

Total comprehensive income	-	-	-	49,709	1,558	51,267

Movement in period	-	-	-	-	-	-
Issue of share capital (Note 21)	-	1,024	-	-	-	1,024
Expenses of equity shares	-	-	-	-	(495)	(495)

At 31 December 2025	1,475	90,575	194	123,057	1,272	216,573

APOLLO GROUP HOLDINGS LIMITED

COMPANY STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2025

	Called up share capital $’000	Share premium account $’000	Profit and loss account $’000	Total $’000

At 1 January 2024	1,475	89,166	8,303	98,944

Profit for the financial year	-	-	13,800	13,800

Issue of share capital (Note 21)	-	385	-	385

At 31 December 2024	1,475	89,551	22,103	113,129

At 1 January 2025	1,475	89,551	22,103	113,129

Profit for the financial year	-	-	9,765	9,765

Issue of share capital (Note 21)	-	1,024	-	1,024

At 31 December 2025	1,475	90,575	31,868	123,918

APOLLO GROUP HOLDINGS LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER 2025

	2025	2024
Notes	$’000	$’000

Net cash inflow from operating activities	19	18,299	505

Cash flows from investing activities:
Purchase of intangible fixed assets	12	(771)	(1,075)
Purchase of tangible assets	13	(99)	(654)
Interest and similar income received		265	291
Purchase of financial investments		(15,993)	—
Net cash flows from investing activities		(16,598)	(1,438)

Increase/(Decrease) in cash and cash equivalents		1,701	(933)
Effect of exchange rate fluctuations		(356)	(254)

Cash and cash equivalents at the start of the year		18,066	19,253

Cash and cash equivalents at the end of the year		19,411	18,066

The corporate members have no control over the disposition of assets and liabilities at Lloyd’s consequently the cash flow statement is prepared reflecting only the movement in corporate funds which includes transfers to and from the Syndicates.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies

Statement of compliance
Apollo Group Holdings Limited (“AGHL”) is a private company limited by shares and is incorporated in England, United Kingdom under the Companies Act 2006. The registered office is One Bishopsgate, London EC2N 3AQ.

These financial statements for the year ended 31 December 2025 statements comply with Financial Reporting Standard 102 (“FRS 102”).

Basis of preparation
These financial statements have been prepared under the historical cost convention, except for financial assets which are measure at fair value through profit and loss, and in accordance with applicable financial accounting standards, being FRS 102 and FRS 103 issued by the Financial Reporting Council (“FRC”). The financial statements have been prepared using the going concern basis of accounting.

The financial information set out above does not constitute the Company’s statutory accounts for the years ended 31 December 2024 or 2025 but is derived from those accounts. Statutory accounts for 2024 and 2025 have been delivered to the Registrar of Companies. The auditors have reported on those accounts under International Standards on Auditing: their reports were unqualified, did not draw attention to any matters by way of emphasis and did not contain statements under s498(2) or (3) of the Companies Act 2006.

The financial statements are presented in U.S. dollar ($).

Basis of consolidation
The Group’s financial statements consolidate the financial statements of AGHL and its subsidiary undertakings detailed in note 14.

The financial statements of the corporate capital member subsidiaries included in the consolidation recognise their proportion of all the transactions undertaken by their participation in the Managed Syndicates (“the Syndicates”) in aggregation with the transactions undertaken by the Group. The proportion referred to above is calculated by reference to the Group’s participation as a percentage of the Syndicate’s total capacity.

Acquisitions and disposals of subsidiaries and businesses are accounted for using the purchase method or by using the merger accounting method where the relevant criteria are met.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Basis of consolidation (continued)
Under the purchase method the cost of the business combination is measured at the aggregate of the fair values (at the date of exchange) of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree plus costs directly attributable to the business combination. Any excess of the cost of the business combination over the acquirer's interest in the net fair value of the identifiable assets and liabilities is recognised as goodwill. If the net fair value of the identifiable assets and liabilities exceeds the cost of the business combination the excess is recognised separately on the face of the consolidated statement of financial position immediately below goodwill. No individual profit and loss account is presented for AGHL, as permitted by Section 408 of the Companies Act 2006.

Where an acquiring entity outside of the Group acquires more than 90% of the equity merger relief can be applied so that the acquisition in the acquiring entity is recorded at nominal value and no share premium recognised.

Critical accounting judgements and key sources of estimation uncertainty
The management and control of each syndicate is carried out by the managing agent of that syndicate and the corporate members look to the managing agent to implement appropriate policies, procedures and internal controls to manage each syndicate. The critical accounting adjustments and key sources of estimation uncertainty set out below relate to the syndicates managed by ASML for which the Group participate via APL16.

In preparing these annual accounts, the directors of the Group have made judgements, estimates and assumptions that affect the application of the managed syndicate’s accounting policies and the reported amounts of assets, liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant.

Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised in the period in which they are identified if the revision affects only that period and future periods if the revision affects both current and future periods.

Critical judgements in applying the syndicate’s accounting policies
There are no critical judgements, apart from those involving estimations (which are dealt with separately below), in the process of applying the syndicate’s accounting policies.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Key sources of estimation uncertainty
The key assumptions and other key sources of estimation uncertainty at the balance sheet date that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year relate principally to gross written premium and claims outstanding, in particular the provision for claims that have been incurred at the reporting date but have not yet been reported and the accrual for pipeline premium respectively.

Gross written premium
Gross written premium comprises contractual amounts, underwriter estimates at a policy level, reflecting guidance provided by clients and cover holders, and actuarial pipeline premium estimates at a portfolio level based on historical experience. The gross written premium payable on a policy is often variable, dependent on the volume of trading undertaken by the insured during a coverage period. Estimates of such additional premiums are included in premiums written but may have to be adjusted if economic conditions or other underlying trading factors differ from those expected (see note 3).

Claims outstanding
The measurement of the provision for claims outstanding and the related reinsurance requires assumptions about the future that have the most significant effect on the amounts recognised in the annual accounts.

The provision for claims outstanding comprises the estimated cost of settling all claims incurred but unpaid at the balance sheet date and includes IBNR. This is a complex area due to the subjectivity inherent in estimating the impact of claims events that have occurred but for which the eventual outcome remains uncertain. The estimate of IBNR is generally subject to a greater degree of uncertainty than that for reported claims.

The amount included in respect of IBNR is based on statistical techniques of estimation applied by the managing agent’s in-house actuaries. These techniques normally involve projecting based on past experience the development of claims over time, as adjusted for expected inflation, to form a view of the likely ultimate claims to be expected and, for more recent underwriting years, the use of industry benchmarks and initial expected loss ratios from business plans. Where there is limited prior experience of the specific business written considerable use is made of information obtained in the course of pricing individual risks accepted and experience of analogous business. Account is taken of variations in business accepted and the underlying terms and conditions. The provision for claims also includes amounts in respect of internal and external claims handling costs.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Claims outstanding (continued)
Accordingly, the most critical assumptions as regards to claims provisions are that the past is a reasonable indicator of the likely level of claims development, that the notified claims estimates are reasonable and that the rating, inflation and other models used for current business are based on fair reflections of the likely level of ultimate claims to be incurred. The level of uncertainty with regard to the estimations within these provisions generally decreases with the length of time elapsed since the underlying contracts were on risk. The reserving uncertainty will be greatest for liability business which is described as long-tail, reflecting the time it takes for losses to be identified by claimants and settled. Long-tail classes make up approximately half of the business written.

The reserve setting process is integrated within Apollo’s governance framework. The proposed best estimate reserves are reviewed in detail by the Managing Agent Reserving Committee on a quarterly basis and specific management margin added to increase the probability that the reserves are sufficient to meet liabilities so far as they can reasonably be foreseen. These reserves, including margins, are then subject to further review by the Group. The directors consider that the provisions for gross claims and related reinsurance recoveries are fairly stated on the basis of the information currently available. The ultimate liability will vary as a result of subsequent information and events, which may result in significant adjustments to the amounts provided. The estimate of the provision for claims outstanding will develop over time and the estimated claims expense will continue to change until all the claims are paid. The historic development of claims incurred estimates is set out in the loss development triangles by year of account in note 2.

A summary of the significant accounting policies adopted are set out below.

Investment in subsidiaries
The consolidated financial statements incorporate the financial statements of AGHL and entities controlled by the Group (its subsidiaries). Control is achieved where the Group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

The results of subsidiaries acquired or disposed of during the year are included in total comprehensive income from the effective date of acquisition and up to the effective date of disposal, as appropriate using accounting policies consistent with those of the parent. All intra-Group transactions, balances, income and expenses are eliminated in full on consolidation.

Investments in subsidiaries are accounted for at cost less impairment in the individual financial statements.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Gross premiums written
Gross premiums written comprise premiums on contracts of insurance incepted during the financial year as well as adjustments made in the year to premiums on policies incepted in prior accounting periods. Additional or return premiums are treated as a re-measurement of the initial premium. Estimates are made for pipeline premiums, representing amounts due to the syndicate not yet received or notified.

Premiums are shown gross of brokerage payable and are exclusive of taxes and duties thereon.

Outwards reinsurance premiums
Written outwards reinsurance premiums comprise the estimated premiums payable for contracts entered into during the period. Non-proportional reinsurance contracts are recognised on the date on which the policy incepts and proportional reinsurance is recognised when the underlying gross premium is written.

The reported outwards reinsurance premiums include adjustments for variations in cover relating to contracts incepting in prior accounting periods.

Under some policies, reinsurance premiums payable are adjusted retrospectively in the light of claims experience. Where written premiums are subject to an increase retrospectively, any potential increase is recognised as soon as there is an obligation to the reinsurer.

Provisions for unearned premiums
Written premiums are recognised as earned over the life of the policy. Unearned premiums represent the proportion of premiums written that relate to unexpired terms of policies in force at the balance sheet date, calculated on the basis of earnings patterns reflecting the risk profile of the underlying policies or time apportionment as appropriate.

Outwards reinsurance premiums are earned in the same accounting period as the premiums for the related direct or inwards business being reinsured.

Claims provisions and related recoveries
Gross claims incurred comprise the estimated cost of all claims occurring during the year, whether reported or not, including related direct and indirect claims handling costs and adjustments to claims outstanding from previous years.

Incurred claims outstanding are reduced by anticipated salvage and other recoveries from third parties. The amount of any salvage and subrogation recoveries is separately identified and, where material, reported as a receivable.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Claims provisions and related recoveries (continued)
The provision for claims outstanding is assessed on an individual case by case basis and is based on the estimated ultimate cost of all claims notified but not settled by the balance sheet date, together with the provision for related claims handling costs. The provision also includes the estimated cost of IBNR claims as well as claims incurred but not enough reported (“IBNER”) and a confidence margin above best estimate.

The reinsurers’ share of provisions for claims is based on amounts of claims outstanding and projections for IBNR, net of estimated irrecoverable amounts, having regard to the reinsurance programme in place for the class of business, the claims experience for the year and the current security rating of the reinsurance companies involved.

Where the security rating provides an indication that the recoverable amount may be impaired a proportion of the balance will be provided for as a provision for bad debt by applying a percentage based on historical experience.

Adjustments to the amounts of claims provisions established in prior years are reflected in the annual accounts for the period in which the adjustments are made. The provisions are not discounted for the investment earnings that may be expected to arise in the future on the funds retained to meet the future liabilities. The methods used, and the estimates made, are reviewed regularly.

Unexpired risks provision
A provision for unexpired risks is made where claims and related expenses likely to arise after the end of the financial period in respect of contracts concluded before that date are expected, in the normal course of events, to exceed the unearned premiums and premiums receivable under these contracts after the deduction of any acquisition costs deferred.

A provision for unexpired risks is calculated separately by reference to classes of business which are regarded as managed together after taking into account relevant investment return. All the classes of the syndicate are considered to be managed together.

Financial Assets and Liabilities
The Group has chosen to apply the provisions of Section 11 (Basic Financial Instruments) and Section 12 (Other Financial Instruments Issues) of FRS 102 for the treatment and disclosure of financial assets and liabilities.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)

Financial Assets and Liabilities (continued)
Classification
The accounting classification of financial assets and liabilities determines the way in which they are measured and changes in those values are presented in the statement of profit or loss and other comprehensive income. Financial assets and liabilities are classified on their initial recognition.

The initial classification of a financial instrument takes into account contractual terms including those relating to future variations. Once the classification of a financial instrument is determined at initial recognition, re-assessment is only required when there has been a modification of contractual terms that is relevant to an assessment of the classification.

The syndicate’s investments comprise holdings of short-dated government and corporate bonds, collective investment schemes and cash and cash equivalents. The loan to Lloyd’s Central Fund is included as a syndicate investment. The syndicate may hold derivative financial instruments for risk management purposes in line with the investment strategy. Hedge accounting is not adopted.

The syndicates do not hold any non-derivative financial assets or financial liabilities for trading purposes. When derivatives are determined to be liabilities, they are categorised as held for trading and reported within other creditors in the balance sheet.

Deposits with credit institutions, debtors, and accrued interest are classified as loans and receivables.

Recognition:
Financial assets and liabilities are recognised when the managed syndicate becomes a party to the contractual provisions of the instrument. Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the entity after deducting all of its liabilities. The syndicates do not hold any equity instruments.

Measurement:
All financial assets and liabilities are initially measured at transaction price (including transaction costs), except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value (which is normally the transaction price excluding transaction costs), unless the arrangement constitutes a financing transaction.

Investments and derivative instruments are measured at fair value through the profit or loss. All other financial assets and liabilities are held at cost. The syndicate does not hold any non-current debt instruments and does not classify debt instruments as payable or receivable within one financial year.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)
Financial Assets and Liabilities (continued)
Realised and unrealised gains and losses arising from changes in the fair value of investments are initially presented in the non-technical profit and loss account in the period in which they arise. Interest income is recognised as it accrues. Investment management and other related expenses are recognised when incurred. The overall investment return is subsequently transferred to the technical account to reflect the investment return on funds supporting the underwriting business.

Financial assets are derecognised when and only when:
•the contractual rights to the cash flows from the financial asset expire or are settled;
•the syndicate transfers to another party substantially all of the risks and rewards of ownership of the financial asset; or
•the syndicate, despite having retained some significant risks and rewards of ownership, has transferred control of the asset to another party and the other party has the practical ability to sell the asset in its entirety to an unrelated third party and is able to exercise that ability unilaterally and without needing to impose additional restrictions on the transfer.

Financial liabilities are derecognised only when the obligation specified in the contract is discharged, cancelled or expires.

Fair value measurement:
The best evidence of fair value is a quoted price for an identical asset in an active market. When quoted prices are unavailable, the price of a recent transaction for an identical asset provides evidence of fair value as long as there has not been a significant change in economic circumstances or a significant lapse of time since the transaction took place. If the market is not active and recent transactions of an identical asset on their own are not a good estimate of fair value, the managing agent estimates the fair value by using a valuation technique.

Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. Inputs may include price information, volatility statistics, yield curves, credit spreads, liquidity statistics and other factors.

The use of different valuation techniques could lead to different estimates of fair value. FRS 102 section 11.27 establishes a fair value hierarchy that prioritises the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). More information on the hierarchy is included in note 14.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)

Financial Assets and Liabilities (continued)

Impairment of financial instruments measured at historic cost:

For financial assets carried at historic cost, the amount of an impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

For financial assets carried at cost less impairment, the impairment loss is the difference between the asset’s carrying amount and the best estimate of the amount that would be received for the asset if it were to be sold at the reporting date.

Where indicators exist for a decrease in impairment loss, and the decrease can be related objectively to an event occurring after the impairment was recognised, the prior impairment loss is tested to determine reversal. An impairment loss is reversed on an individual impaired financial asset to the extent that the revised recoverable value does not lead to a revised carrying amount higher than the carrying value had no impairment been recognised. The amount of the reversal is recognised in the statement of profit or loss and other comprehensive income.

Off-setting
Financial assets and financial liabilities are off-set, and the net amount presented in the balance sheet when, and only when, the company has a legal right to set off the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Deposits with ceding undertakings
Deposits with ceding undertakings are funds held by cedants for the settlement of claims. These funds are held at amortised cost in the balance sheet.

Debtors and creditors
Debtors and creditors are recognised when due. These include amounts due to and from agents, brokers and insurance contract holders which are classified as insurance debtors and creditors as they are non-derivative financial assets with fixed or determinable payments that are not quoted on an active market. Insurance debtors are measured at amortised cost less any provision for impairments. Bad debts are provided for only where specific information is available to suggest a debtor may be unable or unwilling to settle its debt to the company. The provision is calculated on a case-by-case basis. Insurance creditors are stated at amortised cost.

Cash and cash equivalents
Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less from the acquisition date that are subject to an insignificant risk of changes in fair value and are used by the syndicate in the management of its short-term commitments.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)

Cash and cash equivalents (continued)
Cash and cash equivalents are carried at amortised cost in the statement of financial position.

Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Investment return
Investment return comprises investment income, realised investment gains and losses, movements in unrealised gains and losses, investment expenses and charges and interest payable.

Realised gains and losses represent the difference between the net proceeds on disposal and the purchase price (net of transaction costs).

Unrealised gains and losses on investments represent the difference between the fair value at the balance sheet date and their purchase price. Movements in unrealised investment gains and losses comprise the increase/decrease in the reporting period in the value of the investments held at the reporting date and the reversal of unrealised investment gains and losses recognised in earlier reporting periods in respect of investment disposals of the current period.

Investment return is initially recorded in the non-technical account and subsequently transferred to the technical account to reflect the investment return on funds supporting the underwriting business.

Deposits received from reinsurers
The Managed Syndicates require certain reinsurers to collateralise their potential exposure to the syndicate through the depositing of funds. To the extent that the funds are not called upon as paid recoveries at the balance sheet date they are recorded as financial investment or cash and cash equivalents with a corresponding liability recorded as deposits received from reinsurers.

Net operating expenses
Net operating expenses include acquisition costs, administrative expenses and members’ standard personal expenses. Reinsurers’ commissions and profit participations, consortia income and expenses attributable to the syndicates represent contributions towards operating expenses and are reported accordingly, in effect reducing the net operating expense.

Costs incurred by the managing agent on behalf of the Managed Syndicates are recognised on an accruals basis. No mark-up is applied.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Acquisition Costs
Acquisition costs represent costs arising from the conclusion of insurance contracts. They include both direct costs such as brokerage and commission, and indirect costs such as administrative expenses connected with the processing of proposals and the issuing of policies. Acquisition costs include fees paid to consortium leaders in return for business written on behalf of the syndicate as a consortium member.

Acquisition costs are earned in line with the earning of the gross premiums to which they relate. The deferred acquisition cost asset represents the proportion of acquisition costs which corresponds to the proportion of gross premiums written that is unearned at the balance sheet date.

Reinsurers’ commissions and profit participations
Under certain outwards reinsurance contracts the syndicate receives a contribution towards the expenses incurred. The outwards reinsurance contracts may allow the ceding of acquisition costs and in certain instances an allocation of administrative expenses. Reinsurance arrangements can also pay an overriding or profit commission.

The reinsurers’ share of expenses is included with operating expenses and earned in line with the related expense. The reinsurers’ share of deferred acquisition cost liability corresponds to the gross deferred acquisition costs and is recorded within accruals and deferred income on the balance sheet.

Consortia share of expenses
Syndicate 1969 (“S1969”) is the leader of a number of underwriting consortia. Under the terms of these contracts participants are required to pay fees to the syndicate, as leader, in return for the business written on their behalf. These fees represent a contribution towards the expenses incurred by the syndicate underwriting for the consortia. The syndicate accrues the consortium fee income in line with the writing of the business for each consortium, calculated in accordance with the individual contractual arrangements.

In addition, the consortium arrangements include an entitlement to profit commission based on the performance of the business written by the consortium leader. The Managed Syndicates accrue profit commission in accordance with the contractual terms based on the forecast performance of each consortium. Both the accrued consortium fees and accrued profit commission are included as a credit to administrative expenses.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Managing agent’s fees and profit commission
The managing agent charges a management fee based on syndicate capacity. This expense is recognised over the 12 months following commencement of the underwriting year to which it relates.

The managing agent has agreed contractual terms with the capital providers to the syndicate for the payment of profit commission based on the performance of the individual years of account of the syndicate. Profit commission is accrued in line with the contractual terms and the development of the result of the underlying years of account at the balance sheet date.

Amounts charged to the syndicate do not become payable until after the appropriate year of account closes, normally at 36 months, although the managing agent may receive payments on account of anticipated profit commission if interim profits are released to members.

Intra group managing agency fees and profit commission is eliminated on consolidation.

Foreign currencies
The functional currency of AGHL is considered to be U.S. Dollars (“USD”) as this is the currency of the primary economic environment in which the Group operates.  The consolidated financial statements are presented in USD which is consistent with the functional currency of the Group.

Transactions in foreign currencies are translated into U.S. Dollars which is the functional and presentational currency of the Group. Transactions in foreign currencies are translated using the exchange rates at the date of the transactions if significant or otherwise at the appropriate average rates of exchange for the period. The Group’s monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the rates of exchange at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non-monetary items denominated in foreign currencies that are measured at historic cost are translated to the functional currency using the exchange rate at the date of the transaction. For the purposes of foreign currency translation, unearned premiums and deferred acquisition costs are treated as monetary items.

Foreign exchange differences arising on translation of foreign currency amounts are included in the non-technical account.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1)Accounting policies (continued)

Revenue from Management Services
Income is derived from fees and invoices, net of purchase taxes, measured at the fair value of consideration received or receivable from insurance services provided, plus an agreed agency fee, consortium income and profit commission from the Managed Syndicates.

Profit commission is calculated on underwriting year of account profit for each syndicate. Apollo has agreed contractual terms with the capital providers to the syndicate for the payment of profit commission based on the performance of the individual years of account of the syndicate. Profit commission is accrued in line with the contractual terms and the development of the result of the underlying years of account. Amounts charged to the syndicate do not become payable until after the appropriate year of account closes, normally at 36 months, although Apollo may receive payments on account of anticipated profit commission if interim profits are released to members.

The consortium income represents an allocation of fees payable by consortia members for which Apollo is the consortium leader. Consortium income is recognised at the point of time when premiums is written. Income related to the time required for the underwriters to service the policies over 2 years are deferred.

Tangible fixed assets and depreciation
Tangible fixed assets are recorded at cost which comprises the purchase price, together with any transaction costs, non-refundable purchase taxes and costs attributable to bringing the asset to be capable of operation.

Depreciation is calculated to write off the cost of tangible fixed assets on a straight line basis, from the month of purchase, over their estimated useful lives.

Estimated useful life:
Leasehold improvements – the term of the lease
Furniture and equipment – 10 years
Computers and office equipment – up to 4 years

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)

Intangible fixed assets and amortisation
Intangible fixed assets are recorded at cost which comprises the purchase price, together with any transaction costs, non-refundable purchase taxes and costs attributable to bringing the asset to be capable of operation.

Amortisation is calculated to write off the cost of intangible fixed assets on a straight-line basis, from the month of purchase or date it is in use, over their estimated useful lives. It is charged to other operating expenses within the statement of comprehensive income

Estimated useful life:
Software – up to 5 years
Syndicate Capacity – 10 years

Goodwill
Goodwill arising on the acquisition of subsidiary undertakings, representing any excess of the cost of the business combination over the acquirer’s interest in the fair value of net assets will be amortised on a straight-line basis over a period of 5 years. Provision is made for any impairment.

Pension costs
The Group makes contributions to a defined contribution pension scheme on behalf of qualifying employees. The pension contributions are charged to the Statement of Comprehensive Income in the period to which they relate.

Provisions for liabilities and charges
A provision is recognised where there is a present obligation, whether legal or constructive, as a result of a past event for which it is probable that a transfer of economic benefits will be required to settle the obligation and a reasonable estimate can be made of the amount of the obligation.

Equity dividends receivable
Dividends from subsidiary investments are recognised as income when declared and approved by the subsidiary’s board of directors.

Operating leases
Payments made under operating leases are recognised in the income statement. Rentals under operating leases are recognised in the income statement and charged on a straight-line basis over the lease term, even if the payments are not made on such a basis. Benefits received and receivable as an incentive to sign an operating lease are similarly spread on a straight-line basis over the lease term.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2025

1) Accounting policies (continued)

Taxation
Current tax is recognised for the amount of tax payable in respect of the taxable profit of the subsidiary entities for the current or past reporting periods using the tax rates and laws that have been enacted or substantively enacted by the reporting date.

Deferred Tax
Deferred tax is recognised in respect of all timing differences at the reporting date, except as otherwise indicated. Timing differences are differences between taxable profits and total comprehensive income that arise from the inclusion of income and expenses in tax assessments in years different from those in which they are recognised in the financial statements.

Deferred tax assets are only recognised to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. Deferred tax is calculated using the tax rates and laws that have been enacted or substantively enacted by the reporting date that are expected to apply to the reversal of the timing difference. The tax expense (income) is presented either in profit or loss, other comprehensive income or equity depending on the transaction that resulted in the tax expense (income).

Share-based payment
The Group issues equity-settled shares to certain employees under a share-based payment arrangement.

The fair value of the share-based payment is determined at the grant date. The difference between the fair value and amount paid net of leavers is recognised as a charge to the income statement on a straight-line basis over the vesting period.

Classification of insurance and reinsurance contracts
Insurance and reinsurance contracts are classified as insurance contracts where they transfer significant insurance risk. If a contract does not transfer significant insurance risk it is classified as a financial instrument. All of the syndicate’s written contracts and purchased reinsurance contracts transfer significant insurance risk and therefore are classified as insurance contracts.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management

Introduction and overview
The shareholder of AGHL is principally exposed to risk through the Group’s participation on the Managed Syndicates. This note presents qualitative risk management disclosures in respect of the syndicates managed by AGHL’s subsidiary ASML including the nature and extent of insurance and financial risks to which those Managed Syndicates are exposed, the managing agent’s objectives, policies and processes for measuring and managing insurance and financial risks, and for managing the respective managed syndicate’s capital. The quantitative disclosures are made in respect of the Group.

The nature of the Managed Syndicates’ exposure to risk and their objectives and policies for managing risk have not changed significantly from the prior year.

Risk management framework
The primary objective of the managed syndicate’s risk management framework is to protect the managed syndicate’s members from events that hinder the sustainable achievement of financial performance objectives, including failing to maximise opportunities through informed and appropriate risk taking. All staff providing services to the Managed Syndicates are trained to recognise the critical importance of having efficient and effective risk management systems in place.

The Board of Directors of the managing agent has overall responsibility for the establishment and oversight of the Managed Syndicate’s risk management framework. The managing agent Board has established an Audit Committee and a Risk Committee which oversee the operation of the Managed Syndicate’s risk management framework and review and monitor the management of the risks to which each syndicate is exposed.

The managing agent has established a risk management function, together with terms of reference for its Board of Directors, its committees and the associated executive management committees which identify the risk management obligations of each. The risk management function is supported by a clear organisational structure with documented delegated authorities and responsibilities from the managing agent Board of Directors to executive management committees and senior managers using a standard ‘three lines of defence’ model. The framework sets out the risk appetites for each of the syndicates and includes controls and business conduct standards.

Under the risk management framework, the managing agent’s Executive Risk Committee oversees the first line risk at an executive level.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Risk management framework (continued)
Accordingly, the executive members responsible for these risks provide the Board Risk Committee with a first line view of the risk and the risk management function provides a second line challenge and oversight. The managing agent Internal Audit function provides assurance through its role as the third line of defence.

The risk management function reports quarterly to the managing agent Board and Board Risk Committee on its activities and provides a forward-looking view of the upcoming assurance activities. The Reserving Committee, Underwriting Committee, Finance & Reporting Committee, Investment and Treasury Oversight Group, and Change Committee report regularly to the Executive Committee and work closely with the risk management function on their activities as well as reporting to the Board and the relevant Board committees.

Insurance risk
Insurance risk refers to fluctuations in the timing, frequency and severity of insured events, relative to expectations at the time of underwriting. It is comprised of premium risk and reserving risk and is the principal risk the syndicate faces in the writing of insurance contracts

Underwriting risk
Underwriting risk is the risk that the insurance premium will not be sufficient to cover future insurance losses and associated expenses. This includes the risks that the premium is set too low, the contract provides inappropriate levels of cover, or that the actual frequency or severity of claims events will be significantly higher than was expected during the underwriting process.

Reserve risk
Reserve risk is the risk that the reserves established in respect of insurance claims incurred are insufficient to settle the claims and associated expenses in full.

Management of insurance risk
A key component of the management of insurance risk for the Managed Syndicates is a disciplined underwriting strategy that is focused on writing quality business and not writing for premium volume. Product pricing is designed to incorporate appropriate premiums for each type of assumed risk. The underwriting strategy includes underwriting limits on the Managed Syndicate’s total exposure to specific risks together with limits on geographical and industry exposures to ensure that a well-diversified book is maintained.

Contracts can contain a number of features which help to manage the underwriting risk such as the use of deductibles, or capping the maximum permitted loss, or number of claims (subject to local regulatory and legislative requirements).

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Management of insurance risk (continued)
The Managed Syndicates make use of reinsurance to mitigate the risk of incurring significant losses linked to a single or catastrophe event, including excess of loss and catastrophe reinsurance. Where an individual exposure is deemed surplus to the syndicate’s appetite, additional facultative reinsurance is purchased.

The Managed Syndicates limit their exposure to catastrophic events based on their risk appetite. This is achieved using commercially available proprietary risk management software to assess catastrophe exposure and includes adjustments to the outputs to reflect the in-house view of risk. There is, however, always a risk that the assumptions and techniques used in these models do not exactly model the actual losses that occur or that claims arising from an un-modelled event are greater than those anticipated.

The Board sets limits to the Managed Syndicate’s exposure to catastrophe events both on a gross and net of reinsurance basis and adherence to these limits is regularly monitored by the Exposure Management team which reports monthly to the Underwriting Committee and quarterly to the Executive and Board Risk Committees. Apollo monitors its catastrophe exposures against a range of probabilistic and scenario-based outputs. A range of natural and man-made catastrophe risk appetites that reflect Apollo’s risk profiles are in place, which are reported to the Risk Committee on a quarterly basis and escalated to the Board by exception.

As the managed syndicates write a mixture of property, casualty, and speciality business, Apollo has invested in tooling and data sets to ensure that the appropriate capabilities are in place to manage the underlying syndicate’s risk profile.

The Reserving Committee oversees the management of reserving risk. The use of proprietary and standardised modelling techniques, internal and external benchmarking and the review of claims development are all instrumental in mitigating reserving risk.

The Group in-house actuaries perform a reserving analysis on a quarterly basis, liaising closely with underwriters, claims and reinsurance personnel. The aim of this exercise is to produce a probability-weighted average of the expected future cash outflows arising from the settlement of incurred claims and claims on unearned premium. These projections include an analysis of claims development compared to the previous ‘best estimate’ projections.

The Reserving Committee performs a comprehensive review of the projections, both gross and net of reinsurance. Following this review, the Reserving Committee makes recommendations to the managing agent Audit Committee as to the claims provisions to be established.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Management of insurance risk (continued)
In arriving at the level of claims provisions a margin is applied over and above the actuarial best estimate to increase the probability that the reserves are sufficient to meet liabilities.

The level of year end reserves is validated by external consulting actuaries through their report to management and their provision of a Statement of Actuarial Opinion to the managing agency and Lloyd’s on gross and net reserves by year of account.

Concentration of insurance risk
The managed syndicates have an agreed appetite to measure and monitor against annually approved risk accumulation tolerances. The individual class and/or portfolio level aggregation controls are managed under the Underwriting Committee. Outputs that are monitored include aggregate exposure monitoring that reflects that underlying syndicate risk profile and scenario testing.

Sensitivity to insurance risk
The liabilities established could be significantly lower or higher than the ultimate cost of settling the claims arising. This level of uncertainty varies between the classes of business and the nature of the risk being underwritten and can arise from developments in case reserving for attritional losses, large losses and catastrophes, or from changes in estimates of IBNR claims.

A five percent increase or decrease in the ultimate cost of settling claims arising from a change in actuarial assumptions is considered to be reasonably possible at the reporting date. A five percent increase or decrease in total earned claims liabilities would have the following effect on profit or loss.

	2025 $’000		2024 $’000
	Gross	Net	Gross	Net
5% movement	23,228	15,909	18,906	11,995

On a net of reinsurance basis the effects would be more complex depending on the nature of the loss and its interaction with other losses already incurred. The incidence of profit commission payable to intermediaries may also affect the gross and net impact on results.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2)Risk and Capital Management (continued)

Financial risk
The focus of financial risk management for the Group is ensuring that financial assets are sufficient to fund the obligations arising from its insurance contracts as they fall due. The primary objective of the investment management process is to maintain capital value, which is of particular importance in volatile financial market conditions.

Further the Group looks to optimise the risk-adjusted total return whilst being constrained by capital preservation and liquidity requirements. A low to medium risk investment policy has been adopted and the managed syndicate assets have been invested in short dated fixed income government and corporate bonds and money market funds.

The investment management of the short dated fixed income bond portfolio is outsourced to a third party. An investment mandate reflecting the managed syndicate’s risk appetite is in place and has been approved by the managing agency Board. Compliance with this is implemented through the investment managers systems and monitored through the monthly and quarterly reporting process.

The Group holds assets totalling $106.3m (2024: $86.4m) as Funds at Lloyd’s (“FAL”). FAL represents capital provided by the Group as security and is a requirement for underwriting within the Lloyd’s market. The level of FAL is determined based on Economic Capital Assessments and FAL can be called upon to settle losses. The Group mitigates currency risk and financial risk by keeping FAL as USD cash.

Credit risk
Credit risk is the risk of financial loss if a counterparty fails to discharge a contractual obligation.

The Group is exposed to credit risk in respect of the following:

•    holdings in collective investment schemes;
•    short dated fixed income government and corporate bonds;
•    reinsurers’ share of insurance liabilities;
•    amounts due from intermediaries;
•    amounts due from reinsurers in respect of settled claims;
•    cash and cash equivalents; and
•    other debtors and accrued interest.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)
Management of credit risk
The Group is exposed to the credit risk associated with its investment portfolio which is invested in securities which are rated BBB or above. The bond portfolio is managed to single issuer limits set by credit rating and there is a limit to the overall exposure to BBB rated securities. Apollo approves new financial institutions before using them as investment or treasury counterparties.

The Group manages reinsurer credit risk through outwards reinsurance purchase policies. The guidelines place limits on its exposure to a single counterparty based on the credit rating of the counterparty and the counterparties reputation and recent performance. The Managed Syndicates’ exposure to reinsurance counterparties is monitored by the reinsurance team as part of their credit control processes. On a quarterly basis the Finance Committee reviews the credit exposures to reinsurance counterparties.

The Group assesses the creditworthiness of all reinsurers by reviewing public rating information and by internal investigations. The impact of reinsurer default is regularly assessed and managed accordingly. Where reinsurance is transacted with unrated reinsurers, the reinsurer is required to fully collateralise its exposure through depositing funds in trust for the Managed Syndicates.

The Group reviews intermediary performance against the terms of business agreements by the compliance function. The status of intermediary debt collection is reported to the Finance Committee.

Exposure to credit risk
The carrying amount of financial assets and reinsurance assets represents the maximum credit risk exposure.

The following table analyses the credit rating by investment grade of financial investments, reinsurers’ share of claims outstanding, debtors arising out of direct insurance and reinsurance operations, cash and cash equivalents and other debtors and accrued interest.

Debtors arising out of direct and reinsurance operations are comprised of pipeline premiums and balances relating to outstanding receipts from Lloyd’s Central Accounting. By their nature, it is not possible to classify these balances by credit rating and therefore they are included as not rated in the following tables.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Exposure to credit risk (continued)

2025	AAA $’000	AA $’000	A $’000	BBB $’000	Not rated $’000	Total $’000

Financial investments	254,216	2,900	77,417	72,595	2,510	409,638
Reinsurers’ share of claims outstanding	2,190	60,142	84,054	-	-	146,386
Reinsurance debtors	755	2,137	11,979	12	4,271	19,154
Insurance debtors	-	-	-	-	198,795	198,795
Cash and cash equivalent	21,641	-	13,482	-	-	35,123
Overseas deposits	6,754	1,080	1,678	952	3,056	13,520
Total	285,556	66,259	188,610	73,559	208,632	822,616

2024	AAA $’000	AA $’000	A $’000	BBB $’000	Not rated $’000	Total $’000

Financial investments	159,842	3,368	57,166	47,772	339	268,487
Reinsurers’ share of claims outstanding	3,033	57,041	78,154	-	-	138,228
Reinsurance debtors	-	1,190	42	-	18,749	19,981
Insurance debtors	-	-	-	-	146,823	146,823
Cash and cash equivalent	14,065	-	12,350	-	-	26,415
Overseas deposits	5,276	819	1,025	779	2,191	10,090
Total	182,216	62,418	148,737	48,551	168,102	610,024

Financial assets that are past due or impaired
The Managed Syndicates have debtors arising from direct insurance and reinsurance operations that are past due but not impaired at the reporting date. These debtors have been individually assessed for impairment by considering information such as the occurrence of significant changes in the counterparty’s financial position, patterns of historical payment information and disputes with counterparties.
An analysis of the carrying amounts of past due or impaired debtors is presented in the table below. There are no other financial assets that are considered past due or impaired.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Financial assets that are past due or impaired (continued)

Year 2025	Debtors arising from direct insurance operations $’000	Debtors arising from reinsurance operations $’000
Past due but not impaired financial assets:
Past due by:
1 to 180 days	24,659	4,781
More than 180 days	16,043	782

Past due but not impaired financial assets	40,702	5,563

Neither past due nor impaired financial assets	158,093	13,591
Net carrying value	198,795	19,154

Year 2024	Debtors arising from direct insurance operations $’000	Debtors arising from reinsurance operations $’000
Past due but not impaired financial assets:
Past due by:
1 to 180 days	14,956	7,598
More than 180 days	10,695	854

Past due but not impaired financial assets	25,651	8,452

Neither past due nor impaired financial assets	121,172	11,529
Net carrying value	146,823	19,981

Liquidity risk
Liquidity risk is the risk that the Managed Syndicates assets are insufficient to fund the obligations arising from its insurance contracts and financial liabilities as they fall due or can only be met by incurring additional costs. The Managed Syndicates are exposed to daily calls on its available cash resources mainly from claims arising from insurance contracts and its ongoing expenses.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Management of liquidity risk
The Managed Syndicates approach to managing liquidity risk is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when they fall due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the relevant syndicate’s reputation.

The Group’s approach to managing liquidity risk is as follows:

•forecasts are prepared and revised on a regular basis to predict cash outflows from insurance contracts and overheads over the short, medium and long term;
•    the Managed Syndicates purchase assets with durations not greater than its estimated insurance contract liabilities and expense outflows;
•    assets purchased by the Managed Syndicates are required to satisfy specified marketability requirements;
•    the Managed Syndicates maintain cash and liquid assets to meet daily calls;
•    the Managed Syndicates regularly update their contingency funding plans to ensure that adequate liquid financial resources are in place to meet obligations as they fall due in the event of reasonably foreseeable abnormal circumstances; and
•    liquidity stress testing is performed for the syndicate, looking both at cash flow liquidity and shock loss scenarios.

The Managed Syndicates hold sufficient premium trust funds in money market funds to meet daily liquidity. Holdings in money market funds are well diversified, very liquid and generally low risk. There is, however, a risk that the fund does not have sufficient liquidity to meet all redemptions in extreme conditions. The fixed income short dated government and corporate bond portfolio is relatively liquid and can be realised within a matter of days under normal market conditions.

Maturity analysis of syndicate liabilities
The maturity analysis presented in the table below shows the remaining contractual maturities for the managed syndicate’s insurance contracts and financial instruments. For insurance and reinsurance contracts, the contractual maturity is the estimated date when the gross undiscounted contractually required cash flows will occur. For other financial assets and liabilities it is the earliest date on which the gross undiscounted cash flows (including contractual interest payments) could be paid assuming conditions are consistent with those at the reporting date.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Maturity analysis of syndicate liabilities (continued)

Year 2025	Carrying amount $’000	Total cash flows $000	No stated maturity $000	Less than 1 year $’000	1-3 years $’000	3-5 years $’000	More than 5 years $’000
Deposits received from reinsurers	18,684	18,684	-	9,974	6,469	1,596	645
Claims outstanding	464,559	464,559	-	123,637	173,904	93,199	73,819
Creditors	171,567	171,567	-	138,960	32,607	-	-
Total liabilities	654,810	654,810	-	272,571	212,980	94,795	74,464

Year 2024	Carrying amount $’000	Total cash flows $000	No stated maturity $000	Less than 1 year $’000	1-3 years $’000	3-5 years $’000	More than 5 years $’000
Deposits received from reinsurers	14,039	14,039	-	8,690	3,828	1,003	518
Claims outstanding	378,124	378,124	-	100,647	151,490	72,440	53,547
Creditors	103,528	103,528	-	77,688	25,840	-	-
Total liabilities	495,691	495,691	-	187,025	181,158	73,443	54,065

Market risk
Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, excluding those that are caused by credit downgrades which are included under credit risk. Market risk comprises three types of risk: interest rate risk; currency risk; and other price risk.

The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return on risk within the framework set by the managing agent’s investment policy.

Management of market risk
For each of the major components of market risk the Managed Syndicates have policies and procedures in place which detail how each risk should be managed and monitored. The management of each of these major components of market risk and the exposure of the managed syndicate at the reporting date to each major component are addressed below.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Interest rate risk
Interest rate risk arises primarily from the Managed Syndicates’ exposure to financial investments and overseas deposits. Exposure to significant fluctuations in market value due to changes in bond yields is managed through investment in short duration securities. Investment types include short dated fixed income bonds and money market funds.

Currency risk
Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

The Managed Syndicates write business primarily in Sterling, Euros, U.S. Dollars and Canadian Dollars and is therefore exposed to currency risk arising from fluctuations in the exchange rates of its functional currency (U.S. Dollars) against these currencies.

The foreign exchange policy is to maintain assets in the currency in which the cash flows from liabilities are to be settled in order to hedge the currency risk inherent in these contracts so far as is allowed by regulatory requirements and for any profit or loss to be reflected in the net assets of the functional currency. Occasionally, the Managed Syndicates may make limited use of foreign exchange derivative instruments to manage future currency cash flow requirements.

Regulatory capital requirements and liquidity impact the ability to match in currency. Regulatory funding requirements are calculated on the basis of gross data and as a result a net currency asset can arise. Net assets in currency is not a direct indication of the liquidity in a currency. The Managed Syndicates are able to undertake currency trades either to help match in currency or meet liquidity needs.

The table below summarises the carrying value of the managed syndicate’s assets and liabilities, at the reporting date:

Year 2025	U.S. Dollar $’000	Euro $’000	Sterling $’000	Other $’000
Net assets	67,920	4,119	(4,260)	5,686

Year 2024	U.S. Dollar $’000	Euro $’000	Sterling $’000	Other $’000
Net assets	80,446	6,252	(46,716)	5,240

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Sensitivity analysis to market risks
An analysis of the Managed Syndicates’ sensitivity to currency risk is presented in the table below. The table shows the effect on profit or loss of reasonably possible changes in the relevant risk variable. The sensitivity analysis assumes that all other variables remain constant and that the exchange rate movement occurs at the end of the reporting period. The impact of exchange rate fluctuations could differ significantly over a longer period. The occurrence of a change in foreign exchange rates may lead to changes in other market factors as a result of correlations.

Profit/(Loss) for the year	2025 $’000	2024 $’000
Currency risk
10 percent increase in USD/Euro exchange rate	374	568
10 percent decrease in USD/ Euro exchange rate	(458)	(695)
10 percent strengthening of GBP/U.S. Dollar	(387)	7,313
10 percent weakening of GBP/U.S. Dollar	473	(8,938)

Other price risk
The Managed Syndicates’ investments comprise holdings in short dated fixed income government and corporate bonds and money market funds. The bond portfolio is relatively low risk being both short dated and investment grade securities and therefore it has limited sensitivity to market movements.

The money market funds are near cash and therefore minimal exposure to market movements.

A fair value hierarchy is provided in note 14 which categorises investments according to the level of judgement exercised in their valuation.

Capital management

Capital framework at Lloyd’s
Lloyd’s is a regulated undertaking and subject to supervision by the PRA under the Financial Services and Markets Act 2000, and in accordance with the Solvency U.K. Framework.

Within this supervisory framework, Lloyd’s applies capital requirements at member level and centrally to ensure that Lloyd’s would comply with the Solvency U.K. requirements, and beyond that to meet its own financial strength, licence and ratings objectives.

Although, as described below, Lloyd’s capital setting processes use a capital requirement set at syndicate level as a starting point, the requirement to meet Solvency U.K. and Lloyd’s capital requirements apply at overall and member level only respectively, not at syndicate level. Accordingly, the capital requirement in respect of the managed syndicate’s members is not disclosed in these annual accounts.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Lloyd’s capital setting process
To meet Lloyd’s requirements, each syndicate is required to calculate its Solvency Capital Requirement (SCR) for the prospective underwriting year. This amount must be sufficient to cover a 1 in 200 year loss, reflecting uncertainty in the ultimate run-off of underwriting liabilities (SCR ‘to ultimate’). The syndicate must also calculate its SCR at the same confidence level but reflecting uncertainty over a one year time horizon (one year SCR) for Lloyd’s to use in meeting Solvency U.K. requirements. The SCRs of each syndicate are subject to review and approval by Lloyd’s.

Syndicates 1969, 1971 and 1994 use an internal model developed in house to calculate the SCR as opposed to adopting a standard formula. The SCR is reviewed and approved by the managing agency Board.

A syndicate may be comprised of one or more underwriting members of Lloyd’s. Each member is liable for their own share of underwriting liabilities on the syndicates on which they participate but not for other members’ shares. Accordingly, the capital requirements that Lloyd’s sets for each member operate on a similar basis. Each member’s SCR is based on the member’s share of the syndicate’s SCR ‘to ultimate’.

Where a member participates on more than one syndicate, Lloyd’s sums together each syndicate’s SCR but a credit for diversification is allowed to reflect the spread of risk consistent with determining an SCR which reflects the capital requirement to cover a 1 in 200 year loss ‘to ultimate’ for that member. Over and above this, Lloyd’s applies a capital uplift to the member’s capital requirement, known as the Economic Capital Assessment (ECA). The purpose of this uplift, which is a Lloyd’s rather than a Solvency UK requirement, is to support Lloyd’s financial strength, licence and ratings objectives.

Provision of capital by members
Each member may provide capital to meet their ECA either by assets held in trust by Lloyd’s specifically for that members Funds at Lloyd’s (“FAL”), or as the member’s share of the members’ balances on each syndicate on which they participate.

Accordingly, all of the assets less liabilities of the syndicate, as represented in the members’ balances reported on the balance sheet, represent resources available to meet members’ and Lloyd’s capital requirements.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Claims development
The level of reserving uncertainty varies significantly from class to class.

The Managed Syndicates’ current catastrophe exposure is predominantly U.S. windstorm related. Property catastrophe claims, such as earthquake or hurricane losses, can take several months or years to develop as adjusters visit damaged property and agree claim valuations.

The following tables show the estimates of cumulative incurred claims, including both claims notified and IBNR for each successive underwriting year at each reporting date, together with cumulative payments to date for participations on all syndicates. Balances have been translated at exchange rates prevailing at 31 December 2025 in all cases.

Gross claims development as at 31 December 2025:

Pure underwriting year	2018 and prior $m	2019 $m	2020 $m	2021 $m	2022 $m	2023 $m	2024 $m	2025 $m	Total $m
Incurred gross claims
At end of underwriting year	52.4	44.9	50.2	69.7	53.2	60.5	84.2	99.7	514.8
one year later	82.5	85.7	109.2	131.9	114.0	134.0	160.2		817.5
two years later	86.6	93.6	114.6	121.8	121.1	134.8			672.5
three years later	88.6	99.4	124.7	131.3	127.9				571.9
four years later	90.2	108.6	126.2	135.6					460.6
five years later	97.9	117.0	127.3						342.2
six years later	101.3	120.6							221.9
seven years later	100.5								100.5
Gross ultimate claims reserve	100.5	120.6	127.3	135.6	127.9	134.8	160.2	99.7	1,006.6
Less gross claims paid	(88.2)	(108.1)	(100.3)	(98.9)	(70.3)	(40.9)	(30.2)	(5.1)	(542.0)
Gross claims reserves	12.3	12.5	27.0	36.7	57.6	93.9	130.0	94.6	464.6

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

2) Risk and Capital Management (continued)

Claims development (continued)

Net claims development as at 31 December 2025:

Pure underwriting year	2018 and prior $m	2019 $m	2020 $m	2021 $m	2022 $m	2023 $m	2024 $m	2025 $m	Total $m
Incurred net claims
At end of underwriting year	21.2	19.8	25.3	31.1	37.4	45.4	65.3	72.9	318.4
one year later	45.6	43.2	52.8	59.3	85.0	99.1	127.1		512.1
two years later	48.3	45.7	52.2	57.4	92.0	104.5			400.1
three years later	49.4	46.7	56.6	63.6	101.1				317.4
four years later	50.5	48.5	59.1	66.7					224.8
five years later	52.7	50.6	58.8						162.1
six years later	54.6	51.2							105.8
seven years later	54.0								54.0
Net ultimate claims reserve	54.0	51.2	58.8	66.7	101.1	104.5	127.1	72.9	636.3
Less gross claims paid	(46.2)	(43.6)	(47.4)	(51.4)	(59.7)	(34.0)	(30.9)	(4.9)	(318.1)
Net claims reserves	7.8	7.6	11.4	15.3	41.4	70.5	96.3	68.0	318.2

All balances presented are in respect of premiums earned to the balance sheet date and therefore reflect the pattern of earnings and risk exposed over a number of calendar years.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

3) Segmental Reporting

2025	Gross Premiums Written	Gross Premiums Earned	Gross Claims Incurred	Net Operating Expenses	Rein-surance Balance	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Direct insurance
Motor	54,807	45,164	(33,582)	(3,492)	1,605	9,695
Marine, aviation and transport	28,032	25,042	(16,621)	(4,385)	(617)	3,419
Fire and other damage to property	70,528	63,090	(23,072)	(9,877)	(16,840)	13,302
Third party liability	117,088	96,782	(59,417)	(14,975)	(14,409)	7,979
Other	18,625	14,667	(7,697)	(2,568)	(2,120)	2,282

	289,080	244,745	(140,389)	(35,297)	(32,381)	36,678
Reinsurance	116,782	98,925	(49,105)	(15,774)	(12,674)	21,372

Total	405,862	343,670	(189,494)	(51,071)	(45,055)	58,050

2024	Gross Premiums Written	Gross Premiums Earned	Gross Claims Incurred	Net Operating Expenses	Rein-surance Balance	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Direct insurance
Motor	58,908	61,818	(39,032)	(6,358)	(7,339)	9,089
Marine, aviation and transport	51,158	45,201	(31,675)	(9,158)	(71)	4,297
Fire and other damage to property	128,089	110,259	(44,568)	(19,648)	(17,199)	28,844
Third party liability	195,946	181,522	(141,141)	(34,483)	(975)	4,923
Other	29,349	23,990	(11,747)	(4,502)	587	8,328

	463,450	422,790	(268,163)	(74,149)	(24,997)	55,481
Reinsurance	197,981	159,520	(95,098)	(30,675)	(17,818)	15,929

Total	661,431	582,310	(363,261)	(104,824)	(42,815)	71,410

The categories above reflect the main classes of business the Group participates in. The 2024 comparatives above have been restated using the same categories as 2025.

All insurance business is underwritten in the Lloyd’s insurance market therefore all premiums were concluded in the UK.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

3) Segmental Reporting (continued)

Revenue from Management Services	2025	2024

	$’000	$’000
Managing agents fees	13,741	8,582
LLP Members services charged to Managed Syndicates	76,075	53,362
PC & consortium overrider charged to Managed Syndicates	26,568	11,841

Total revenue	116,384	73,785

The income for the Group from other activities is derived from business in the U.K.

4) Net Operating Expenses

	2025	2024
	$’000	$’000
Acquisition costs	70,461	101,245
Change in deferred acquisition costs	(12,237)	(3,448)
Administrative expenses	2,058	25,389
Reinsurance commissions and profit participation	(12,953)	(30,874)
Personal expenses	3,742	12,512

	51,071	104,824
Amortisation of intangible assets is included in administrative expenses.

5) Investment Income

	2025	2024
	$’000	$’000
Financial instruments held at their fair value through profit or loss:
Interest and dividend income	13,180	23,793
Realised gains and losses	612	1,861
Unrealised gains and losses	4,549	(2,440)
Other	-	(439)
	18,341	22,775

Investment management expenses	(335)	(517)

	18,006	22,258

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

6) Finance income

	2025	2024
Interest receivable	$’000	$’000

Bank interest	265	284
Total	265	284

7) Auditor’s remuneration

The analysis of the auditor’s remuneration is as follows:	2025	2024
	$’000	$’000
Fees payable to the AGHL’s auditor and its associates for the
Audit of the AGHL annual accounts	410	189
The audit of the AGHL’s subsidiaries	180	169
The audit of the Managed Syndicates	1,485	1,386

Total audit fees	2,075	1,744

Audit related assurance services of the Managed Syndicates	824	522
Other assurance services of the Managed Syndicates	365	281
Total non-audit fees	1,189	803

8) Staff numbers and costs

Staff costs during the year were as follows:	2025	2024
	$’000	$’000
Wages and salaries
Social security costs	70,538	56,789
Other pension costs (see note 22)	9,794	7,154
	4,038	3,491
	84,370	67,434

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025
8) Staff numbers and costs (continued)

The average monthly number of employees of the Group during the year was:

	2025	2024
	Number	Number

Underwriting	88	71
Claims and Reinsurance	21	179
Support services	187	20
Non-executive directors across the Group	7	7
	303	277

The Company had no employees during the year ended 31 December 2025 (2024: nil). Staff engaged in the business of the Company are employed by a subsidiary undertaking, Apollo Partners LLP.
Non-executive directors are appointed to the Managing Agent, a regulated entity and the Company. The non-executive directors of the Company resigned on 1 January 2026.
9) Directors’ remuneration and transactions

	2025 $’000	2024 $’000

Aggregate remuneration	5,860	3,807
Contributions to defined contribution pension scheme	18	14
		8,032

	2025	2024
	Number	Number
Number of Directors who:
Participated in a company defined pension scheme	2	2
Held ordinary C shares in the company	4	4

	2025 $’000	2024 $’000

Remuneration of the highest paid Director	3,180	1,828

Emoluments disclosed relate to the amounts paid during the year to the directors of the AGHL who are remunerated by the LLP for their services.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

10) Tax on profit

	2025	2024
Analysis of charge in year Current tax:	$’000	$’000
U.K. corporation tax on profit of the year	8,911	5,398
Adjustment in respect of prior period	(155)	(355)
	8,756	5,043

Total current tax	8,756	5,043

Deferred tax:
Origination and reversal of timing differences	146	858
Prior year adjustment	203	242

Total tax	9,105	6,143

Factors affecting tax charge for period
The tax assessed for the period is different to the standard rate of corporation tax in the U.K. of 25% (2024: 25%). The differences are explained below:

Group profit on ordinary activities before tax	58,814	43,532

Group profit on ordinary activities multiplied by standard rate of corporation tax in the U.K. 25% (2024: 25%)	14,703	10,880

Effects of:

Expenses not deductible for tax purposes	2,565	48
Impact of overseas tax rates	(8,212)	(4,483)
Income not taxable in determining taxable profit	(59)	(99)
Double tax relief	(30)	-
Prior period and other adjustments	27	(41)
Foreign exchange	47	(117)
Fixed asset timing differences	64	(45)

Total tax charge for the period	9,105	6,143

This note reflects the corporation tax charge for the corporate entities. The taxation payable on profits of the LLP is the responsibility of the corporate members.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

10) Tax on profit (continued)

The U.K. corporation tax rate is 25%.

Pillar II global minimum tax legislation was substantively enacted in the U.K. on 20 June 2023 and effective for periods from 1 January 2024. Pillar II introduces a minimum tax rate of 15% with top-up taxes where local tax rates are lower.

The Group’s consolidated revenues for two out of the four previous financial years were below the €750 million threshold for the Pillar II tax framework. Accordingly, the Group is not in scope of Pillar II for the year ended 31 December 2025 and no deferred tax assets or liabilities have been recognised in respect of Pillar II in the financial statements. The Group continues to monitor its Pillar II position and legislative developments for future years.

11) Profit attributable to the Company

As permitted by Section 408 of the Companies Act 2006, no separate profit and loss account or statement of comprehensive income is presented in respect of the parent Company. The profit attributable to the Company is disclosed in the footnote to the Company’s balance sheet.

12) Intangible fixed assets

	Purchase of Syndicate Capacity	Software	Total
	$’000	$’000	$’000
Costs
At 1 January 2025	366	9,740	10,106
Additions	-	771	771
Disposals	-	(334)	(334)
FX	27	723	750
At 31 December 2025	393	10,900	11,293

Amortisation
At 1 January 2025	254	6,421	6,675
Provided in the year	39	932	971
FX	20	475	495
At 31 December 2025	313	7,828	8,141

Net book amount at 31 December 2025	80	3,072	3,152

Net book amount at 31 December 2024	112	3,319	3,431

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

13) Tangible fixed assets

	Leasehold improvement	Fixtures & fittings	Computer equipment	Total
	$’000	$’000	$’000	$’000
Costs
At 1 January 2025	416	314	563	1,293
Additions	62	10	27	99
Disposals	-	(12)	(69)	(81)
FX	31	23	43	97
At 31 December 2025	509	335	564	1,408

Depreciation
At 1 January 2025	160	69	339	568
Provided in the year	120	34	116	270
Disposals	-	(8)	(62)	(70)
FX	12	6	25	43
At 31 December 2025	292	101	418	811

Net book amount at 31 December 2025	217	234	146	597

Net book amount at 31 December 2024	256	245	224	725

14) Investments

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Interests in subsidiaries	-	-	83,668	82,642
Other financial asset investments	409,638	268,487	-	-
Restricted cash – Fund’s at Lloyd’s	106,336	86,409	-	-
Deposits with ceding undertakings	113	-	-	-

	516,087	354,896	83,668	82,642

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

14) Investments (continued)

All investments are measured at fair value through profit or loss. The valuation technique used for determination of the fair value of financial instruments can be classified by the following hierarchy:

•Level 1 – Quoted prices for an identical asset in an active market. Quoted in an active market in this context means quoted prices are readily and regularly available and those prices represent actual and regularly occurring market transactions on an arm’s length basis.
•Level 2 – When quoted prices are unavailable, the price of a recent transaction for an identical asset provides evidence of fair value as long as there has not been a significant change in economic circumstances or a significant lapse of time since the transaction took place. If it can be demonstrated that the last transaction price is not a good estimate of fair value (e.g. because it reflects the amount that an entity would receive or pay in a forced transaction, involuntary liquidation or distress sale), that price is adjusted.
•Level 3 – If the market for the asset is not active and recent transactions of an identical asset on their own are not a good estimate of fair value, the fair value is estimated by using a valuation technique. The objective of using a valuation technique is to estimate what the transaction price would have been on the measurement date in an arm’s length exchange motivated by normal business considerations.

The table below analyses financial instruments held at fair value in the Syndicate’s balance sheets at the reporting date by its level in the fair value hierarchy, corporate amounts relating to funds at Lloyd’s are included in note 15.

Level 1		Level 2	Level 3	Fair value total
$’000		$’000	$’000	$’000
2025 Financial assets
Shares and other variable yield securities and units in unit trust	-	184,611	-	184,611
Debt securities and other fixed income securities	90,349	134,678	-	225,027
Overseas deposits	13,520	-	-	13,520
	103,869	319,289	-	423,158

Level 1		Level 2	Level 3	Fair value total
$’000		$’000	$’000	$’000
2024 Financial assets
Shares and other variable yield securities and units in unit trust	-	112,308	1,515	113,833
Debt securities and other fixed income securities	64,411	90,253	-	154,664
Overseas deposits	10,090	-	-	10,090
	74,501	202,561	1,515	278,587

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED 31 DECEMBER 2025

14) Investments (continued)
Holdings in collective investment schemes are generally valued using prices provided by external pricing vendors. The categorisation of the fair value by level has been determined by looking through the funds to the underlying holdings within the collective investment schemes. Pricing vendors will often determine prices by consolidating prices of recent trades for identical or similar securities obtained from a panel of market makers into a composite price. The pricing service may make adjustments for the elapsed time from a trade date to the valuation date to take into account available market information. Where recently reported trades are not available, pricing vendors will use modelling techniques to determine a security price.

Some government and supranational securities are listed on recognised exchanges and are generally classified as level 1 in the fair value hierarchy. Those that are not listed on a recognised exchange are generally based on composite prices and are classified as level 2 in the fair value hierarchy.

Corporate bonds, including asset backed securities that are not listed on a recognised exchange or are traded in an established over-the-counter market are also mainly valued using composite prices. Where prices are based on multiple quotes and those quotes are based on actual recent transactions in the same instrument the securities are classified as level 2, otherwise they are classified as level 3 in the fair value hierarchy.

Management monitor movements in the valuation of the investment portfolio on a quarterly basis and investigation is undertaken when these are outside of expectations. The short dated fixed income portfolio valuations are provided by the fund manager and compared with alternative valuation sources as well as valuations provided independently by the custodian.

The Group has restricted cash assets held within Funds at Lloyd’s as detailed in Note 15.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

14) Investments (continued)

Interests in subsidiaries

Name of entity	Class of shares held	Percentage holding	Nature of business

1. Apollo Syndicate Management Limited^ (‘ASML’)	Ordinary	100%	Lloyd’s Managing Agent
2. Apollo Partners LLP^	Ordinary	100%	Service Entity
3. Cyrene Investments Limited^	Ordinary	100%	**Non-Trading company
4. Apollo No. 16 Limited^^ (‘APL16’)	Ordinary	100%	Lloyd’s corporate member
5. Apollo No. 18 Limited^^	Ordinary	100%	*Non-Trading company
6. Apollo MGA Limited^	Ordinary	100%	**MGA
7. Apollo Group Services Limited^	Ordinary	100%	Non-Trading company
8. Apollo Bermuda Limited^^^ (‘ABL’)	Ordinary	100%	Non-U.K. Trading company

*    Registered as a Lloyd’s corporate member, non-trading as have not participated on the 2025 YoA and prior or have ceased underwriting.
**     Small company audit exemption applied.

All group companies are registered in England & Wales except Apollo Bermuda Limited which is registered in Bermuda. Registered office addresses are indicated above as follows:

^     One Bishopsgate, London, EC2N 3AQ
^^    5th Floor, 70 Gracechurch Street, London EC3V 0XL
^^^ Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM12, Bermuda

The subsidiaries are included in the consolidated financial statements.

The Company

	2025	2024
	$’000	$’000

Investment in subsidiary at 1 January and 31 December	83,668	82,642
	83,668	82,642

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

14) Investments (continued)

On January 2025, the group disposed of its 100 per cent interest in the ordinary share capital of Apollo No. 11 Limited (“APL 11”). The profit up to date of disposal was $nil, and for its last financial year was $nil.

On 28 March 2025, the Group sold its 100 per cent interest in the ordinary share capital of Apollo No. 3 Limited (“APL 3”). The profit up to date of disposal was $nil, and for its last financial year was $nil.

On 28 March 2025, the Group sold its 100 per cent interest in the ordinary share capital of Apollo No. 4 Limited (“APL 4”). The profit up to date of disposal was $nil, and for its last financial year was $nil.

On 28 March 2025, the Group sold its 100 per cent interest in the ordinary share capital of Apollo No. 5 Limited (“APL 5”). The profit up to date of disposal was $nil, and for its last financial year was $nil.

On 28 March 2025, the Group sold its 100 per cent interest in the ordinary share capital of Apollo No. 9 Limited (“APL 9”). The profit up to date of disposal was $nil, and for its last financial year was $nil.

On 28 March 2025, Cyrene Investments sold its 100 per cent interest in the ordinary share capital of Cyrene Capital Limited. The profit up to date of disposal was $nil, and for its last financial year was $nil.

For the 2024 disposal, the externally reviewed QMA forms closest to the date of disposal have been used to calculate the gross member results included in these accounts. The QMA’s are an appropriate source of financial information for the disposals as they are subject to Lloyd’s oversight, are externally reviewed, and provide an appropriate approximation of disposal financials. The economic impact of the disposals is nil given the 100% quota share arrangements in place.

The sales generated a small profit on disposal of $82.

15) Funds at Lloyd’s

	Syndicate Participation	Corporate	2025 Total	Syndicate Participation	Corporate	2024 Total
$’000		$’000	$’000	$’000	$’000	$’000

Restricted cash	-	106,336	106,336	-	86,409	86,409

	-	106,336	106,336	-	86,409	86,409

Funds at Lloyd’s represents assets deposited with the Corporation of Lloyd’s to support underwriting activities as described in the accounting policies. APL16 and ABL have entered into a Deposit Trust Deed which gives Lloyd’s the right to apply these monies in settlement of any claims arising from the participation of the Syndicate. These monies can only be released from the provision of this Deed with Lloyd’s express permission and only in circumstances where the amounts are either replaced by an equivalent asset, or after the expiration of the corporate members’ liabilities in respect of its underwriting. Restricted cash relating to the 2025 year of account is included in investments.

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

16) Insurance Contracts

The following reconciliation shows the movement in the provision for claims outstanding during the year.

Gross provision		Reinsurance asset	2025 Net	Gross provision	Reinsurance asset	2024 Net
$’000		$’000	$’000	$’000	$’000	$’000

At 1 January	378,124	138,228	239,896	749,167	259,386	489,781
Movements in the year	74,821	4,392	70,429	(534,596)	(215,007)	(319,589)
Prior year provisions	-	-	-	166,142	95,399	70,743
Other movements	11,614	3,766	7,848	(2,589)	(1,550)	(1,039)

At 31 December	464,559	146,386	318,173	378,124	138,228	239,896

The following reconciliation shows the movements in the provision for unearned premium during the year.

Gross provision		Reinsurance asset	2025 Net	Gross provision	Reinsurance asset	2024 Net
$’000		$’000	$’000	$’000	$’000	$’000

At 1 January	170,182	45,748	124,434	382,411	87,551	294,860
Movements in the year	62,192	23,167	39,025	(216,393)	(42,898)	(173,495)
Prior year provisions	-	-	-	5,564	1,026	4,538
Other movements	3,064	268	2,796	(1,400)	69	(1,469)

At 31 December	235,438	69,183	166,255	170,182	45,748	124,434

The following reconciliation shows the movement in deferred acquisition costs during the year.

	2025	2024
	$’000	$’000

At 1 January	33,528	80,399
Movements in the year	12,237	(47,612)
Other movements	853	741

At 31 December	46,618	33,528

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

17) Debtors

Amounts falling due within one year

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Amounts due from subsidiary undertakings	-	-	9,835	7,026
Amounts due from Managed Syndicates	36,196	16,755	-	-
Other debtors	27,809	24,628	1,491	7
Other assets	13,520	10,090	-	1,522
Arising out of direct insurance operations	198,795	146,823	-	-
Arising out of reinsurance operations	19,154	19,981	-	-
Accrued interest	-	205	-	-
Deferred acquisition costs	46,618	33,529	-	-
Prepayments and accrued income	11,516	7,081	35,105	19,298

At 31st December	353,608	259,092	46,431	27,853

Other debtors relate to reinsurance balances arising on corporate member level reinsurance arrangements. Other assets include overseas deposit balances.

Amounts falling due after one year

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Amounts due from Managed Syndicates	13,333	14,251	-	-
	13,333	14,251	-	-

At 31st December	366,941	273,343	46,431	27,853

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

18) Creditors

Amounts falling due within one year

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Amounts due to subsidiary undertakings	-	-	-	2,407
Other creditors	63,007	3,315	-	-
Corporation tax	-	(195)	-	(195)
Arising out of direct insurance operations	738	892	-	-
Arising out of reinsurance operations	80,613	61,488	-	-
Deposit received from reinsurers	18,684	14,039	-	-
Accruals and deferred income	69,162	46,924	7,160	562

At 31st December	232,204	126,463	7,160	2,774

Amounts falling due after one year

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Deferred tax	1,440	-	-	-
Other creditors	6,666	21,306	-	-

At 31st December	8,106	21,306	-	-

	240,310	147,769	7,160	2,774

Other creditors include inter-syndicate balances.

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

18) Creditors (continued)

Included in other creditors is a balance of $1.4m relating to a deferred tax liability which is analysed in the tables below.

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

At 1 January	1,192	73	(1,522)	(1,406)

Current year (credit)/charge recognised in the income statement	248	1,119	32	(116)

At 31 December	1,440	1,192	(1,490)	(1,522)

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Fixed asset timing differences	409	44	409	44
Bonus provision	(1,786)	(1,566)	(1,786)	(1,566)
Deferred underwriting income	2,930	2,714	-	-
Pension	(113)	-	(113)

Net deferred tax liability/(asset)	1,440	1,192	(1,490)	(1,522)

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

19) Net cash inflow from operating activities

	2025	2024*
	$’000	$’000

Operating profit before tax and interest	58,549	43,248
Adjustment for:
Transactions attributable to syndicate	(44,291)	39,283
Change in investments	19,927	(4,395)
Foreign exchange	-	(44)
Amortisation	971	753
Depreciation	270	162
Share based payments	1,024	395

Operating cashflow before movement in working capital	36,450	79,402

(Increase) in debtors	(27,725)	(14,218)
Increase/(Decrease) in creditors	18,115	(54,615)
Cash generated by operations	126,840	10,569

Corporation and overseas taxes paid	(8,541)	(10,064)
Net cash inflow from operating activities	18,299	505
*During the period, the share-based payments line in the cash flow statement was reclassified to ensure appropriate presentation. The comparative information for 2024 has been reclassified accordingly to conform with the current period’s presentation.

20) Financial Commitments

Operating lease commitments
2025			2024
	Land and Buildings	Other	Land and Buildings	Other
Payments due - Group	$’000	$’000	$’000	$’000

Within one year	1,578	203	1,386	261
Between one and five years	2,993	36	4,158	223
	4,571	239	5,544	484

Operating lease payments of $1,242,000 (2024: $1,014,000) relating to One Bishopsgate were recognised during 2025.

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

21) Called up share capital, share premium and reserves

	The Group		The Company
	2025	2024	2025	2024
	$’000	$’000	$’000	$’000

Allotted, called-up and fully paid
23,687,044 of ordinary shares of $0.06 each	1,475	1,475	1,475	1,475
Share premium	90,575	89,551	90,575	89,551

At 31st December	92,050	91,026	92,050	91,026

As at 31 December 2025, there were 4 classes of ordinary shares, A1 Ordinary, A2 Ordinary, B Ordinary and C Ordinary.

With respect to the A1, A2 and B Ordinary class of shares, the shares do not carry any present or future preferential right to dividends, to the company's assets on a winding up or to be redeemed in preference to shares in any other class of shares. The Ordinary $0.07 (sterling £0.05) shares have attached to them full voting rights and full dividend rights, they do not confer any rights of redemption. They have capital distribution rights limited to pro rata rights in proportion to the total number of ordinary shares.

With respect to the C Ordinary class of shares, no shares were issued during 2025. These shares do not carry any present or future preferential right to dividends, to the company’s assets on a winding up or to be redeemed in preference to shares in any other class of shares. They also do not have any voting rights or dividend rights and do not confer any rights of redemption. They have capital distribution rights limited to pro rata rights in proportion to the total number of ordinary shares.

The share premium reserve contains the premium arising on issue of equity shares, net of issue expenses.

Other reserves represent a merger relief consolidation adjustment which originated as part of the Group restructure in 2021.

The exchange reserve represents the cumulative effect of revaluations of group entities with a functional currency that is different to USD.

22) Employee benefits
Apollo Partnerships LLP operates a stakeholder defined contribution pension scheme for the benefit of the employees. The assets of the scheme are administered by an independent pension’s provider. The total expense charges to the profit or loss in the year ended 31 December 2025 was $4,038,000 (2024: $3,491,000).

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

23) Related party transactions

All business with related parties is transacted on an arm’s length basis.

ASML receives managing agency fees from S1969 and S1971 at a rate of 0.9% of the managed stamp capacity and for SPA1925 at 1.0%, which is fully recognised in the year the syndicate starts underwriting (2024: 0.9% for S1969 and S1971 and 1.0% for SPA1925). ASML receives profit commission at a rate of 17.5% (2024: 17.5%) for S1969 and 20.0% for S1971 (2024: 20.0%), subject to a two-year deficit clause. No profit commission has been recognised for SPA1925. ASML also receives a share of the leader’s fee for managing consortium arrangements.

Apollo Partners LLP employs all Group staff, including underwriters, claims and reinsurance staff. The services of these staff and its partners are provided to various Group entities, including ASML to enable it to provide the services as managing agent for the Managed Syndicates. The cost of providing these services and expenses are recharged to ASML which in turn recharges these to the respective syndicate on a basis that reflects its usage of resources.

	2025	2024
	$’000	$’000

Amounts recharged to Managed Syndicates	101,791	87,172
Managing agents fee charged to Managed Syndicates	17,170	12,850
Consortium overrider charged to Managed Syndicates	224	275
Profit commission charged to Managed Syndicates	34,893	19,912

One of the corporate members of AGHL, Hyperion Apollo Limited is a subsidiary of Howden Group Holdings Limited. DCB Ibeson is the Non-Executive Director of DUAL International Ltd (an unregulated holding company within the Howden Group).

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

24) Share-based payments

Equity-settled share scheme
The Group has an equity-settled share-based payment arrangement which is offered to certain employees, whereby equity instruments are issued in return for employees continued service. A share-based payment expense is measured and allocated on a straight-line basis over an estimated vesting period.

The shares can only vest if there is a future realisation event and the shares meet the criteria of the threshold mechanism.

For the 2025 year-end accounting of share-based payments, the vesting period is up to 31 December 2025 (2024: 31 December 2026). The acquisition of Apollo by Skyward Specialty Insurance Group, completed in January 2026, constitutes an exit event that triggers the threshold mechanism, resulting in a one-year acceleration of the vesting period. If an employee leaves before the vest date, AGHL has the option of acquiring their shares, which if exercised would be transferred to the Apollo benefit trust for warehousing. There is no liability to transfer cash (except in certain leaver scenarios). On a future realisation event there is no obligation for the Group to transfer cash to employees (this will be received from the buyer).

During 2025, 65,137 C shares were acquired from the Employee Benefit Trust (EBT), which originated from leaver buybacks (2024: nil), with no new shares being issued (2024: nil). Total C shares in issue at 31 December 2025 are 2,368,704 weighted average $1.00 (2024: 2,368,704 weighted average $0.97). See note 21 for further details.

The Black Scholes Pricing model is used to determine the fair value of the C-share rights at each grant date. The Black Scholes model is considered the most appropriate and generally accepted pricing model to apply to the capital rights of the C-shares.

The Group recognised a total expense of $1.0m in relation to equity-settled share-based payment transactions in 2025 (2024: $0.5m).

25) Contingencies and guarantees

The Company is the guarantor of Letter of Credit (‘LOC’) facility agreements with National Westminster Bank plc and Lloyds bank plc to support Apollo No.16’s retained share of the FAL requirement to underwrite on the Group’s managed syndicates. The cost of the facilities includes arrangement fees, commission charges based on a commission rates and commitment fees. The facilities include standard financial covenants that include certain group balance sheet measures which are reported quarterly.

At 31 December 2025 $60m (2024 $25m) was utilised and there were no cash drawings during the year (2024 nil).

APOLLO GROUP HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

26) Ultimate parent undertaking and controlling party

In the opinion of the Directors, as at 31 December 2025 there is no controlling party as no shareholder had a controlling interest in AGHL’s equity. Apollo Group Holdings Limited (“AGHL”) was the group holding company and ultimate parent entity.

On 1 January 2026, AGHL was acquired by Skyward Specialty Insurance Group which became the Group’s ultimate parent entity from that date.

27) Subsequent events

On 1 January 2026, Skyward Speciality Insurance Group (“Skyward”) acquired 100% of the share capital of AGHL. Skyward is an insurance group whose registered office is 800 Gessner Road, Suite 600, Houston, TX 77024, U.S.A.

AGHL non-executive directors resigned on completion of the transaction.

Post year end, the company became party to the RCF Guaranty Agreement, the Revolving Credit Agreement and the Term Loan Guaranty Agreement held by Skyward Specialty Insurance Group.

28) Differences between UK GAAP and US GAAP

AGHL’s financial statements were prepared in accordance with UK accounting standards (UK Generally Accepted Accounting Practice), including FRS 102, The Financial Reporting Standard applicable in the United Kingdom and Republic of Ireland (‘UKGAAP’).

The following summarises the significant differences between UK GAAP and principles generally accepted in the United States of America (‘US GAAP’) applicable to AGHL’s financial statements management has identified to date.

Consolidated Profit and Loss Account and Balance Sheet
Deferred acquisition costs (‘DAC’).
Under UK GAAP, acquisition costs may be deferred and amortised over the period of the associated insurance contract regardless of whether the costs are linked to successful efforts. Under US GAAP, only the portion of acquisition costs directly attributable to the successful acquisition of new insurance contracts may be deferred.

Reserving.
For Lloyd’s syndicates, the accounting for claims outstanding differs between UK GAAP and US GAAP due to differences in measurement. Under Lloyd’s reporting requirements, syndicates need to hold claims outstanding at least comparable to the Statement of Actuarial Opinion by year of account. US GAAP requires syndicates to measure claims at their best estimate.

APOLLO GROUP HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

FOR THE YEAR ENDED 31 DECEMBER 2025

28) Differences between UK GAAP and US GAAP (continued)

Reinsurance contracts.
The core difference between UK and US GAAP is the definition of significant insurance risk which determines the subsequent accounting treatment. UK GAAP describes insurance risk as ‘significant’ if the occurrence of an insured event could result in the payment of ‘significant additional benefits in any scenario, excluding scenarios that lack commercial substance’. US GAAP identifies two criteria that must be met for a contract to be accounted for as reinsurance i) significant insurance risk and ii) significant loss.

Foreign currency.
Certain assets and liabilities that are considered monetary assets and liabilities under UK GAAP, which are retranslated at each balance sheet date are considered non-monetary assets and liabilities under US GAAP, which are not retranslated after initial recognition. On AGHL’s balance sheet, unearned premium reserve (‘UPR’), DAC and ceded UPR are accounted for as monetary items under UK GAAP and would be considered non-monetary items under US GAAP.

Leases.
Under UK GAAP, certain leases may be held off balance sheet and expensed on a straight-line basis. Under US GAAP, a lessee recognises a liability for its lease obligations, which is initially measured at the present value of future lease payments, and an asset for its right of use of the underlying asset, which is initially measured as equal to the lease liability and adjusted for (i) lease payments made at or before lease commencement, (ii) lease incentives, and (iii) any initial direct costs.

Profit commission.
Under UK GAAP (FRS 102), profit commission is recognised when it is probable that economic benefits will flow to the entity and the amount can be measured reliably, typically aligned with contractual terms and the determination of syndicate profitability, which may occur over the life cycle of the year of account.
Under US GAAP (ASC 606), profit commission is treated as variable consideration and is estimated and recognised over the period in which the related services are performed, to the extent it is probable that a significant reversal of cumulative revenue will not occur, with reassessment at each reporting date.

Investment income.
Under UK GAAP, unrealised gains and losses on available for sale investments, are shown within investment income in the profit and loss account. Under US GAAP, these unrealised gains and losses are included within other comprehensive income.

Statement of cash flows
The statement of cash flows under both UK GAAP and US GAAP present cash flows grouped by operating, investing and financing activities. However, the level of disaggregation and presentation differ.

Registered Number: 12878158